Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2023 Results

– Second-Quarter Revenue of $1.06 Billion –

– Second-Quarter GAAP Earnings per Share of $1.89 and Non-GAAP Earnings per Share of $2.69 –

– Updates 2023 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--August 9, 2023--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2023. For the quarter, revenue was $1.06 billion, an increase of 8.9% from $973.1 million in the second quarter of 2022.

Acquisitions contributed 0.2% to consolidated second-quarter revenue growth. The divestiture of the Avian Vaccine business in December 2022 reduced reported revenue growth by 2.3%, and the impact of foreign currency translation reduced reported revenue growth by 0.2% for the quarter. Excluding the effect of these items, organic revenue growth of 11.2% was driven primarily by the Research Models and Services (RMS) and Discovery and Safety Assessment (DSA) business segments.

On a GAAP basis, second-quarter net income attributable to common shareholders was $97.0 million, a decrease of 11.3% from $109.3 million for the same period in 2022. Second-quarter diluted earnings per share on a GAAP basis were $1.89, a decrease of 11.3% from $2.13 for the second quarter of 2022. GAAP earnings per share included a loss from the Company’s venture capital and other strategic investments of $0.03 per share in the second quarter of 2023, compared to a loss of $0.14 per share for the same period in 2022. Certain venture capital and other strategic investment performance has been excluded from the Company’s non-GAAP results.

On a non-GAAP basis, net income was $138.3 million for the second quarter of 2023, a decrease of 2.5% from $141.9 million for the same period in 2022. Second-quarter diluted earnings per share on a non-GAAP basis were $2.69, a decrease of 2.9% from $2.77 per share for the second quarter of 2022.

The lower GAAP and non-GAAP net income and earnings per share were driven primarily by non-operating items, including increased interest expense and a higher tax rate, as well as the impact of the Avian Vaccine divestiture.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We were pleased with our second-quarter financial results, highlighted by another strong quarter for the DSA segment and the expected improvement in the RMS and Manufacturing segments. We believe our significant scientific breadth and experience, as well as the substantial scale and duration of our DSA backlog, are important differentiators during times of macroeconomic or funding uncertainty.”

“We are also closely monitoring the near-term demand trends that show more cautious spending by biopharmaceutical clients. In this environment, we believe clients will look for scientific partners who can provide even more efficiency and speed to market, and that they will continue to choose Charles River in order to derive additional value through our flexible and efficient outsourcing solutions. We believe these factors will enable us to effectively manage the business and give us confidence in our revenue growth and non-GAAP earnings per share guidance for the year, which we are narrowing to the upper ends of the previous ranges,” Mr. Foster concluded.

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $209.9 million in the second quarter of 2023, an increase of 12.6% from $186.4 million in the second quarter of 2022. The impact of foreign currency translation reduced revenue by 1.3% in the quarter. Organic revenue growth of 13.9% was driven by broad-based growth for research models in all geographies, particularly in China, as well as for research model services, primarily the Insourcing Solutions (IS) business.

In the second quarter of 2023, the RMS segment’s GAAP operating margin increased to 23.3% from 21.2% in the second quarter of 2022, and on a non-GAAP basis, the operating margin increased to 26.4% from 24.9%. The GAAP and non-GAAP operating margin increases were driven primarily by the timing of large model shipments in China.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $663.5 million in the second quarter of 2023, an increase of 12.1% from $591.9 million in the second quarter of 2022. The SAMDI Tech acquisition contributed 0.3% to reported DSA revenue growth, and the impact of foreign currency translation was negligible in the quarter. Organic revenue growth of 11.7% was driven by the Safety Assessment business, as a result of higher pricing and study volume.

In the second quarter of 2023, the DSA segment’s GAAP operating margin increased to 24.3% from 21.8% in the second quarter of 2022, and on a non-GAAP basis, the operating margin increased to 27.6% from 25.3%. The GAAP and non-GAAP operating margin increases were driven by operating leverage from higher revenue in the Safety Assessment business.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $186.5 million in the second quarter of 2023, a decrease of 4.2% from $194.8 million in the second quarter of 2022. The impact of the Avian Vaccine divestiture reduced revenue by 10.8%, and the impact of foreign currency translation was negligible. Organic revenue growth of 6.6% for the quarter was driven primarily by the CDMO and Microbial Solutions businesses.

In the second quarter of 2023, the Manufacturing segment’s GAAP operating margin decreased to 13.1% from 32.1% in the second quarter of 2022, and on a non-GAAP basis, the operating margin decreased to 22.9% from 28.6% in the second quarter of 2022. The GAAP and non-GAAP operating margin declines were primarily the result of lower operating margins in the Biologics Testing and CDMO businesses. The GAAP operating margin decline was also driven by an acquisition-related adjustment in the CDMO business that benefited second-quarter 2022 results.

Updates 2023 Guidance

The Company is updating its 2023 financial guidance, which was previously provided on May 11, 2023. The Company is narrowing its revenue growth and non-GAAP earnings per share outlooks to largely reflect its solid first-half financial performance and the successful implementation of mitigation efforts around NHP supply constraints. These benefits are anticipated to be partially offset by near-term demand trends as biopharmaceutical clients appear to be reprioritizing their pipelines and tightening R&D budgets.

The Company’s 2023 guidance for revenue growth and earnings per share is as follows:

2023 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	2.5% – 4.5%	2.0% – 4.5%
Impact of divestitures/(acquisitions), net	~1.5%	~1.5%
Impact of 53rd week in 2022	~1.5%	~1.5%
Unfavorable/(favorable) impact of foreign exchange	0.0% - (0.5)%	0.0% - (0.5)%
Revenue growth, organic (1)	5.5% – 7.5%	5.0% – 7.5%
GAAP EPS estimate	$7.60 – $8.20	$7.45 – $8.45
Acquisition-related amortization	~$2.00	~$2.00
Acquisition and integration-related adjustments (2)	$0.20 – $0.25	~$0.10
Venture capital and other strategic investment losses/(gains), net (3)	$0.06	$0.03
Other items (4)	~$0.40	$0.30 – $0.35
Non-GAAP EPS estimate	$10.30 – $10.90	$9.90 – $10.90
Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, the 53rd week in 2022, and foreign currency translation.

(2) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration costs, and certain costs associated with acquisition-related efficiency initiatives.

(3) Venture capital and other strategic investment performance only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments.

(4) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; certain third-party legal costs related to (a) environmental litigation related to the Microbial Solutions business and (b) investigations by the U.S. government into the NHP supply chain related to our Safety Assessment business; and (c) severance and other costs related to the Company’s efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Wednesday, August 9th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Investor Day

Charles River will host a virtual Meeting with Management on Thursday, September 21st, beginning at 8:30 a.m. ET. Investors will have the opportunity to listen to a webcast of the virtual event through the Investor Relations section of the Company's website at ir.criver.com. A replay will be accessible through the same website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets, and other charges and adjustments related to our acquisitions and divestitures, including the gain on our sale of our Avian Vaccine business; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. Department of Justice into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints; earnings per share; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021, 2022, and 2023 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports, our ability to manage supply impact, and potential study delays in our Safety Assessment business attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 22, 2023, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022

Service revenue	$874,891	$782,827	$1,732,257	$1,503,312
Product revenue	185,046	190,304	357,053	383,748
Total revenue	1,059,937	973,131	2,089,310	1,887,060
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	578,099	522,623	1,143,576	1,009,487
Cost of products sold (excluding amortization of intangible assets)	82,861	93,782	169,103	184,029
Selling, general and administrative	199,758	131,711	374,604	281,744
Amortization of intangible assets	34,274	37,604	69,190	75,611
Operating income	164,945	187,411	332,837	336,189
Other income (expense):
Interest income	1,426	188	2,232	315
Interest expense	(35,044)	(3,703)	(69,424)	(13,137)
Other expense, net	(2,663)	(39,783)	(5,940)	(68,408)
Income before income taxes	128,664	144,113	259,705	254,959
Provision for income taxes	29,221	33,449	56,308	49,069
Net income	99,443	110,664	203,397	205,890
Less: Net income attributable to noncontrolling interests	2,423	1,343	3,246	3,547
Net income attributable to common shareholders	$97,020	$109,321	$200,151	$202,343

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.89	$2.15	$3.91	$3.99
Diluted	$1.89	$2.13	$3.90	$3.94

Weighted-average number of common shares outstanding;
Basic	51,216	50,823	51,157	50,732
Diluted	51,467	51,283	51,382	51,293

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	July 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$200,445	$233,912
Trade receivables and contract assets, net of allowances for credit losses of $18,040 and $11,278, respectively	800,646	752,390
Inventories	285,280	255,809
Prepaid assets	105,020	89,341
Other current assets	113,389	107,580
Total current assets	1,504,780	1,439,032
Property, plant and equipment, net	1,529,640	1,465,655
Venture capital and strategic equity investments	300,281	311,602
Operating lease right-of-use assets, net	397,192	391,762
Goodwill	2,916,593	2,849,903
Intangible assets, net	929,890	955,275
Deferred tax assets	38,540	41,262
Other assets	155,465	148,279
Total assets	$7,772,381	$7,602,770

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	140,204	205,915
Accrued compensation	190,802	197,078
Deferred revenue	257,396	264,259
Accrued liabilities	220,704	219,758
Other current liabilities	198,517	204,575
Total current liabilities	1,007,623	1,091,585
Long-term debt, net and finance leases	2,678,472	2,707,531
Operating lease right-of-use liabilities	401,628	389,745
Deferred tax liabilities	207,404	215,582
Other long-term liabilities	177,252	174,822
Total liabilities	4,472,379	4,579,265
Redeemable noncontrolling interest	42,447	42,427
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,370 shares issued and 51,266 shares outstanding as of July 1, 2023, and 50,944 shares issued and outstanding as of December 31, 2022	513	509
Additional paid-in capital	1,850,385	1,804,940
Retained earnings	1,633,052	1,432,901
Treasury stock, at cost, 104 and zero shares, as of July 1, 2023 and December 31, 2022, respectively	(23,978)	—
Accumulated other comprehensive loss	(208,269)	(262,057)
Total equity attributable to common shareholders	3,251,703	2,976,293
Noncontrolling interests (nonredeemable)	5,852	4,785
Total equity	3,257,555	2,981,078
Total liabilities, redeemable noncontrolling interests and equity	$7,772,381	$7,602,770

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	July 1, 2023	June 25, 2022
Cash flows relating to operating activities
Net income	$203,397	$205,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,740	151,720
Stock-based compensation	29,730	29,549
Loss on debt extinguishment and amortization of other financing costs	—	1,987
Deferred income taxes	(16,555)	(14,684)
Loss on venture capital and strategic equity investments, net	5,176	23,515
Loss on divestitures, net	563	—
Changes in fair value of contingent consideration arrangements	1,810	(15,420)
Other, net	21,721	13,520
Changes in assets and liabilities:
Trade receivables and contract assets, net	(48,249)	(117,642)
Inventories	(32,671)	(63,725)
Accounts payable	(24,985)	31,466
Accrued compensation	(7,648)	(38,173)
Deferred revenue	(6,796)	27,641
Customer contract deposits	(17,519)	16,100
Other assets and liabilities, net	(5,209)	360
Net cash provided by operating activities	257,505	252,104
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(50,166)	(283,392)
Capital expenditures	(174,258)	(163,316)
Purchases of investments and contributions to venture capital investments	(22,689)	(108,842)
Proceeds from sale of investments	2,943	205
Other, net	(1,057)	(4,774)
Net cash used in investing activities	(245,227)	(560,119)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	281,796	2,180,511
Proceeds from exercises of stock options	15,719	15,571
Payments on long-term debt, revolving credit facility, and finance lease obligations	(317,049)	(1,856,262)
Purchase of treasury stock	(23,978)	(38,468)
Payments of contingent consideration	(2,711)	(10,356)
Purchases of additional equity interests, net	—	(15,438)
Other, net	—	(17,405)
Net cash provided by (used in) financing activities	(46,223)	258,153
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,508	10,756
Net change in cash, cash equivalents, and restricted cash	(32,437)	(39,106)
Cash, cash equivalents, and restricted cash, beginning of period	241,214	246,314
Cash, cash equivalents, and restricted cash, end of period	$208,777	$207,208

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Research Models and Services
Revenue	$209,948	$186,410	$409,714	$362,952
Operating income	48,918	39,526	89,327	87,408
Operating income as a % of revenue	23.3%	21.2%	21.8%	24.1%
Add back:
Amortization related to acquisitions	5,491	5,472	10,985	9,310
Severance	—	453	—	1,127
Acquisition related adjustments (2)	997	971	1,827	1,354
Total non-GAAP adjustments to operating income	$6,488	$6,896	$12,812	$11,791
Operating income, excluding non-GAAP adjustments	$55,406	$46,422	$102,139	$99,199
Non-GAAP operating income as a % of revenue	26.4%	24.9%	24.9%	27.3%

Depreciation and amortization	$13,949	$13,228	$27,438	$22,697
Capital expenditures	$7,493	$13,850	$26,577	$22,496

Discovery and Safety Assessment
Revenue	$663,457	$591,917	$1,325,810	$1,136,176
Operating income	161,538	128,793	332,969	233,779
Operating income as a % of revenue	24.3%	21.8%	25.1%	20.6%
Add back:
Amortization related to acquisitions	17,744	20,849	35,231	43,214
Severance	—	387	—	461
Acquisition related adjustments (2)	2,359	(2,591)	2,603	(5,514)
Site consolidation costs, impairments and other items (3)	1,492	2,287	4,297	2,356
Total non-GAAP adjustments to operating income	$21,595	$20,932	$42,131	$40,517
Operating income, excluding non-GAAP adjustments	$183,133	$149,725	$375,100	$274,296
Non-GAAP operating income as a % of revenue	27.6%	25.3%	28.3%	24.1%

Depreciation and amortization	$43,124	$44,626	$85,574	$91,415
Capital expenditures	$48,326	$41,578	$113,510	$90,508

Manufacturing Solutions
Revenue	$186,532	$194,804	$353,786	$387,932
Operating income	24,403	62,503	26,509	108,871
Operating income as a % of revenue	13.1%	32.1%	7.5%	28.1%
Add back:
Amortization related to acquisitions	11,125	11,373	23,146	23,271
Severance	2,517	271	3,433	378
Acquisition related adjustments (2)	2,182	(18,888)	3,011	(14,746)
Site consolidation costs, impairments and other items (3)	2,550	519	9,612	1,940
Total non-GAAP adjustments to operating income	$18,374	$(6,725)	$39,202	$10,843
Operating income, excluding non-GAAP adjustments	$42,777	$55,778	$65,711	$119,714
Non-GAAP operating income as a % of revenue	22.9%	28.6%	18.6%	30.9%

Depreciation and amortization	$19,523	$18,000	$39,607	$36,482
Capital expenditures	$10,862	$24,431	$32,600	$47,259

Unallocated Corporate Overhead	$(69,914)	$(43,411)	$(115,968)	$(93,869)
Add back:
Severance	—	167	—	1,254
Acquisition related adjustments (2)	4,799	3,014	7,002	7,130
Total non-GAAP adjustments to operating expense	$4,799	$3,181	$7,002	$8,384
Unallocated corporate overhead, excluding non-GAAP adjustments	$(65,115)	$(40,230)	$(108,966)	$(85,485)

Total
Revenue	$1,059,937	$973,131	$2,089,310	$1,887,060
Operating income	164,945	187,411	332,837	336,189
Operating income as a % of revenue	15.6%	19.3%	15.9%	17.8%
Add back:
Amortization related to acquisitions	34,360	37,694	69,362	75,795
Severance	2,517	1,278	3,433	3,220
Acquisition related adjustments (2)	10,337	(17,494)	14,443	(11,776)
Site consolidation costs, impairments and other items (3)	4,042	2,806	13,909	4,296
Total non-GAAP adjustments to operating income	$51,256	$24,284	$101,147	$71,535
Operating income, excluding non-GAAP adjustments	$216,201	$211,695	$433,984	$407,724
Non-GAAP operating income as a % of revenue	20.4%	21.8%	20.8%	21.6%

Depreciation and amortization	$77,671	$76,421	$154,740	$151,720
Capital expenditures	$67,383	$82,852	$174,258	$163,316
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration arrangements, and an adjustment related to certain indirect tax liabilities.
(3)	Other items include certain third-party legal costs related to (a) an environmental litigation related to the Microbial business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022

Net income attributable to common shareholders	$97,020	$109,321	$200,151	$202,343
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	51,256	24,284	101,147	71,535
Venture capital and strategic equity investment losses, net	1,873	9,612	5,155	23,515
Loss on divestitures (2)	1,003	—	562	—
Other (3)	596	3,608	495	3,965
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (4)	1,296	1,341	2,420	2,463
Tax effect of the remaining non-GAAP adjustments	(14,759)	(6,293)	(28,658)	(20,813)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$138,285	$141,873	$281,272	$283,008

Weighted average shares outstanding - Basic	51,216	50,823	51,157	50,732
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	251	460	225	561
Weighted average shares outstanding - Diluted	51,467	51,283	51,382	51,293

Earnings per share attributable to common shareholders:
Basic	$1.89	$2.15	$3.91	$3.99
Diluted	$1.89	$2.13	$3.90	$3.94

Basic, excluding non-GAAP adjustments	$2.70	$2.79	$5.50	$5.58
Diluted, excluding non-GAAP adjustments	$2.69	$2.77	$5.47	$5.52
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Adjustments included in 2023 relate to the gain on sale of our Avian business, which was divested in 2022.
(3)	Amount included in 2023 relates to a final adjustment on the termination of a Canadian pension plan. Amount included in 2022 relates to the sale of RMS Japan operations in October 2021 and a reversal of an indemnification asset related to a prior acquisition.
(4)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended July 1, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	8.9%	12.6%	12.1%	(4.2)%
Decrease (increase) due to foreign exchange	0.2%	1.3%	(0.1)%	—%
Contribution from acquisitions (2)	(0.2)%	—%	(0.3)%	—%
Impact of divestitures (3)	2.3%	—%	—%	10.8%
Non-GAAP revenue growth, organic (4)	11.2%	13.9%	11.7%	6.6%

Six Months Ended July 1, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.7%	12.9%	16.7%	(8.8)%
Decrease due to foreign exchange	1.1%	1.9%	1.0%	0.9%
Contribution from acquisitions (2)	(0.9)%	(4.3)%	(0.3)%	—%
Impact of divestitures (3)	2.3%	—%	—%	10.3%
Non-GAAP revenue growth, organic (4)	13.2%	10.5%	17.4%	2.4%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold our Avian business on December 20, 2022. These adjustments represent the revenue from these businesses for all applicable periods in 2023 and 2022.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Chief Communications Officer
781.222.6168
amy.cianciaruso@crl.com